                                                                    EXHIBIT 10.2

Property Name: Collier Parkshore

                           PURCHASE AND SALE AGREEMENT
                               (IMPROVED PROPERTY)

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made between NATIONSBANK, N.A., A NATIONAL BANKING ASSOCIATION ("Seller"), and STANLEY J. LIEBERFARB, TRUSTEE U/T/A DATED AUGUST 12, 1998, a _____________________ ("Purchaser").

         In consideration of the mutual covenants herein contained, Seller and Purchaser agree as follows:

1.       PURCHASE AND SALE

         1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, the following, described property (herein collectively called the "Property"):

                  (a) Land. That certain tract of land (the "Land") located in Collier County, Florida, being more particularly described on Exhibit A, attached hereto and incorporated herein by reference together with all improvements, if any, located thereon;

                  (b) Easements. All easements, if any, benefitting the Land;

                  (c) Rights and Appurtenances. All rights and appurtenances pertaining to the foregoing, if any, including any right, title and interest of Seller, if any, in and to adjacent streets, alleys or rights-of-way;

                  (d) Improvements. All improvements (the "Improvements") in and on the Land;

                  (e) Tangible Personal Property. Subject to the provisions of
Section 9.2 hereinafter, all of Seller's right, title and interest in all appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, located on or about the Land and the Improvements (the "Tangible Personal Property") and

2.       Purchase Price

         2.1 Purchase Price. The purchase price (the "Purchase Price") for the Property shall be One Million Two Hundred Fifty Thousand and No/100 Dollars ($1,250,000.00) and shall be paid by Purchaser to Seller at the Closing (as defined in Section 6.1). The Purchase Price shall be payable at Closing in United States currency as provided in Section 6.6(a) below.

3.       EARNEST MONEY

         3.1 Earnest Money. Within forty-eight (48) hours after notice to Purchaser that Purchaser's bid has been accepted by Seller and Seller has executed this Agreement, Purchaser shall deliver to Roetzel & Andress, a Legal Professional Association, (the "Escrow Agent") as escrow agent, by cashier's check or wired funds, a deposit in an amount equal to ten percent (10%) of the Purchase Price in cash (such amount, together with all interest, if any, earned thereon being referred to as the "Earnest Money"), to be invested by the Escrow Agent in an account as Purchaser and Seller shall direct, together with a W-9 form. If the sale of the Property is consummated pursuant to the terms of this Agreement, the Earnest Money shall be paid to Seller and applied to the payment of the Purchase Price. If Purchaser terminates this Agreement in accordance with any right to terminate that Purchaser is granted by the terms of this Agreement, the Earnest Money shall be immediately returned to Purchaser, and no party hereto shall have any further obligations under this Agreement except for the obligations specified in Section 4.2 and Section 10.2. Simultaneously herewith, Purchaser and Seller shall enter into with Escrow Agent an Escrow Agreement in the form attached hereto as Exhibit B, with regard to the Earnest Money.

4.       CONDITIONS TO CLOSING

         4.1 Title Commitment, Survey and Phase I Environmental Site Assessment.

                  (a) Prior to the execution of this Agreement, Seller has delivered to Purchaser for Purchaser's review, (i) a commitment for title insurance (the "Title Commitment") for an Owner's Policy of Title Insurance issued by Chicago Title Insurance Company ("Title Company"); (ii) a current survey of the Property (the "Survey"); and (iii) a Phase I Environmental Site Assessment of the Property (the "Environmental Audit").

                  (b) Seller shall deliver to Purchaser within twenty (20) days after the execution of this Agreement, (i) an endorsement to the Title Commitment (the "Endorsement"), naming Purchaser as the insured and updating the effective date of the Title Commitment; (ii) an update Survey certifying the Survey to Purchaser and updating the effective date of the Survey; and (iii) a certificate executed by the environmental consultant certifying the Environmental Audit to Purchaser and authorizing Purchaser to rely upon the Environmental Audit.

                  (c) Purchaser shall have five (5) days after receipt of the Endorsement and updated Survey (the "Approval Period") within which to review the Endorsement and updated Survey and to object to any material change to the Title Commitment and Survey as disclosed by the Endorsement and updated Survey. If Purchaser fails to object to any such change by written notice to Seller within the Approval Period, Purchaser shall be deemed to have approved any such change. If Purchaser objects to any such change by written notice to Seller during the Approval Period, Seller shall have the right (without any obligation to do so) to cure or attempt to cure Purchaser's objection to such change within ten (10) days after Purchaser's notice of objection, or, if sooner, by the Closing Date, as hereinafter defined. In the event Seller is unable to or elects not to cure any one or more of Purchaser 's objections, Seller shall notify Purchaser in writing of such election (the "Election Notice"), and Purchaser may at its option terminate this Agreement by notifying Seller in writing within three (3) days after receiving the Election Notice, in which event the Escrow Agent shall return the Earnest Money to Purchaser and the parties shall have no further liability to one another, except as specifically set forth herein. If Purchaser fails to terminate the Agreement within three (3) days after receiving the Election Notice, Purchaser shall be deemed to have waived such objection and the Agreement shall proceed to Closing. The term "Permitted Exceptions", as used herein, shall mean (i) the title exceptions listed in Schedule B of the Title Commitment which Purchaser approves or is deemed to approve pursuant to this
Section 4.1, (ii) any general exceptions and exclusions contained in the standard owner's policy of the Title Company that are not deleted pursuant to the Owner's Affidavit, and (iii) the exceptions listed on the Special Warranty Deed attached as Exhibit C hereto.

         4.2 Confidentiality. All information provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of its review, including, without limitation, any environmental assessment or audit, shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information. Purchaser will not, except, with the express prior written consent of Seller, directly or indirectly, (a) disclose or permit the disclosure of any information to any person or entity, except persons who are bound to observe the terms hereof, or (b) use or permit the use of all information pertaining to the Property (1) in any way detrimental to the Seller or (2) for any purpose other than evaluating the contemplated purchase of the Property. Purchaser agrees, that if the closing does not occur, Purchaser will promptly return to the Seller or its authorized agent all written or tangible information pertaining to the Property, including all copies or extracts thereof and all notes based upon the information. Neither the Seller, nor any of its officers, directors, employees, agents or representatives, shall be deemed to make or have made any representation or warranty as to the accuracy or completeness of any information pertaining to the Property or whether or not the information provided constitutes all of the information available to the Seller, and neither the Seller nor any of its officers, directors, employees, representatives or agents shall have any ,liability resulting from Purchaser's use of any information pertaining to the Property. Notwithstanding anything to the contrary set forth in this Agreement, the obligations of Purchaser set forth in this Section 4.2 shall survive the Closing or the termination of this Agreement, as applicable.

         4.3 Termination. If this Agreement is terminated pursuant to Section
4.1 above, the Earnest Money will be promptly refunded to Purchaser and neither party shall have any further obligations under this Agreement except with respect to the obligations specified in Section 4.2, this Section 4.3 and
Section 10.2. Purchaser shall, within ten (10) days of such termination, deliver to Seller copies of the Title Commitment, Survey, Environmental Audit and any updates, all feasibility studies, engineering reports and all other information obtained by Purchaser with respect to the Property.

5.       NO REPRESENTATIONS OR WARRANTIES BY SELLER; ACCEPTANCE OF PROPERTY

         5.1 Disclaimer. PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE WARRANTY OF TITLE AS SET OUT IN, THE SPECIAL WARRANTY DEED, AS DEFINED BELOW), PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OR REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE, OR ZONING OR DEVELOPMENT OF REGIONAL IMPACT LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AT THE CLOSING AGREES TO ACCEPT THE PROPERTY AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT, NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO

THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION 5 SHALL SURVIVE THE CLOSING.

         5.2 Hazardous Materials. "Hazardous Materials" shall mean any substance which is or contains (i) "hazardous substance" as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.9601 et seq.) ("CERCLA") or any regulations promulgated under or pursuant to CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.) ("RCRA") or regulations promulgated under or pursuant to RCRA;
(iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons;
(v) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances which are now or hereafter classified or considered to hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

         5.3 Environmental Requirements. Environmental Requirements shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the cities, or any other political subdivisions in which the Property is located, and any other political subdivision, agency on instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

         5.4 Radon Notice. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

         5.5 Environmental Risks. Purchaser acknowledges that there are, or may be, certain environmental issues and/or risks with respect to the Property.

         5.6 Indemnity. Purchaser hereby expressly acknowledges that from and after the Closing, Purchaser shall be responsible and liable for the proper maintenance and handling of any and all Hazardous Materials, if any, located in or on the Property or in the Improvements in accordance with all Environmental Requirements, including the regulations at 40 C.F.R. Section 61 as authorized under the Clean Air Act and all regulations promulgated or to be promulgated under all other applicable local, state or federal laws, rules or regulations, as same may be amended from time to time. Furthermore, from and after Closing, Purchaser shall indemnify and hold Seller harmless from and against any and all claims, costs, damages or other liability, including attorney's fees, incurred by Seller as a result of any Hazardous Materials being located now or previously on the Property or in the Improvements or as a result of Purchaser's failure to comply with the requirements of this Section in connection with Purchaser's proper maintenance and handling of any and all Hazardous Materials, if any, located in or on the Property or in the Improvements. This Indemnification shall survive the Closing of this Agreement.

         5.7 Release. Purchaser, on behalf of itself and its heirs, successors and assigns hereby waives, releases, acquits and forever discharges Seller, its officers, directors, shareholders, employees, agents, attorneys, representatives, and any other persons acting on behalf of Seller and the successors and assigns of any of the preceding, of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Purchaser or any of its heirs, successors or assigns now has or which may arise in the future on account of or in any way related to or in connection with any past, present, or future physical characteristic or condition of the Property or the Improvements, including, without limitation, any Hazardous Materials in, at, on, under or related to the Property or the Improvements, or any violation or potential violation of any Environmental Requirement applicable thereto. Notwithstanding anything to the contrary set forth herein, this release shall survive the Closing or termination of this Agreement.

6.       CLOSING

         6.1 Closing. The closing (the "Closing")shall be held at a mutually acceptable location to Seller and Purchaser at 10:00 a.m. on or before that date designated by Seller which is not less than thirty (30) days after the date hereof but not more than ninety (90) days after the date hereof (the "Closing Date"), unless the parties mutually agree upon another time or date.

         6.2 Possession. Possession of the Property shall be delivered to Purchaser at the Closing, subject to the Permitted Exceptions.

         6.3 Proration; Taxes. At Closing, pro-rations of income and expense and the apportionment of taxes shall be as follows:

                  (a) All rents, income, utilities and all other operating expenses with respect to the Property, if any, for the month in which the Closing occurs, and real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs, shall be prorated as of the date of Closing.

                  (b) Taxes shall be prorated based upon the maximum allowable discount and all applicable exemptions. If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate and the assessed valuation of the Property are fixed for the year in which the Closing occurs, the parties agree that there shall be no adjustment of such taxes.

                  (c) The agreements of Seller and Purchaser set forth in this
Section 6.3 shall survive the Closing.

         6.4 Closing Costs. Except as otherwise expressly provided herein, Seller shall pay, on the Closing Date, all of the cost of the preparation of the deed, any documentary stamps on the deed and surtax, if any, and certified and pending municipal special assessment liens for which the work has been substantially completed, and Purchaser shall pay, on the Closing Date, the cost of the Title Commitment, "including, without limitation, the cost of a title search or abstract of the Property, and the premium for the Owner's Policy, all recording costs, intangible tax on any mortgage, documentary stamps on any note, pending special assessment liens for which the work has not been substantially completed, the cost of any inspections, and any other customary charges and costs of closing. In addition, Purchaser shall reimburse Seller for the cost of the Survey and Environmental Audit and updates and recertifications thereof Except as otherwise provided herein, each party shall pay its own attorneys' fees.

         6.5 Seller's Obligations at the Closing. At the Closing, Seller shall deliver to Purchaser each of the following documents but in no event earlier than the delivery to Seller of all of the proceeds of sale of the Property by wire transfer or immediately available U.S. funds:

                  (a) Deed. Special Warranty Deed (the "Deed") executed by Seller conveying the Land and the Improvements located thereon to Purchaser subject to no exceptions other than the Permitted Exceptions, in the form attached to this Agreement as Exhibit C.

                  (b) Evidence of Authority. Copy of such documents and resolutions as may be acceptable to the Title Company, so as to evidence the authority of the person signing the Deed and other documents to be executed by Seller at the Closing and the power and authority of Seller to convey the Property to Purchaser in accordance with this Agreement.

                  (c) Foreign Person. An affidavit of Seller certifying that Seller is not a "foreign person", as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

                  (d) Owner's Affidavit. An executed affidavit or other document acceptable to the Title Company in issuing the Owner's Policy without exception for possible lien claims of mechanics, laborers and materialmen or for parties in possession, as applicable.

                  (e) Bill of Sale and Assignment. Bill of Sale and Assignment (the "Bill of Sale") executed by Seller assigning to Purchaser the Tangible Personal Property, in the form attached to this Agreement as Exhibit D.

                  (f) A closing statement setting forth the allocation of closing costs, purchase proceeds, etc.

         6.6 Purchaser's Obligations at the Closing. At the Closing, Purchaser shall deliver to Seller the following:

                  (a) Purchase Price. The Purchase Price by wire transfer of immediately available U.S. funds;

                  (b) Evidence of Authority. Such consents and authorizations as Seller may reasonably deem necessary to evidence authorization of Purchaser for the purchase of the Property, the execution and delivery of any documents required in connection with Closing and the taking of all action to be taken by the Purchaser in connection with Closing; and

                  (c) Other Documentation. Such other documents as may be reasonable and necessary in the opinion of the Seller or its counsel to consummate and close the purchase and sale contemplated herein pursuant to the terms and provisions of this Agreement.

7.       RISK OF LOSS

         7.1 Condemnation. If, after the date of this Agreement and prior to the Closing, action is initiate to take any Property by eminent domain proceedings or by deed in lieu thereof, Purchaser may either (a) terminate this Agreement, or (b) consummate the Closing, in which latter event the award of the condemning authority shall be assigned to Purchaser at the Closing. If, prior to the date of this Agreement, an action has been initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, any award made by the condemning authority shall be paid to Seller and the portion of the Property taken shall be deleted from the Property without a reduction in the Purchase Price.

         7.2 Casualty. Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property, or any part thereof, suffers any damage in excess of $50,000.00 prior to the Closing from fire or other casualty, which Seller, at its sole option, does not repair, Purchaser may either (a) terminate this Agreement, or (b) consummate the Closing, in which latter event the proceeds of any insurance not exceeding the Purchase Price and covering such damage shall be assigned to Purchaser at the Closing. If the Property. or any part thereof, suffers any damage less than or equal to $50,000.00 prior to the Closing, Purchaser agrees that it will consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage at the Closing.

8.       DEFAULT

         8.1 Breach by Seller. If Seller breaches this Agreement, Purchaser may, as Purchaser's sole and exclusive remedy hereunder, either (a) terminate this Agreement and thereupon shall be entitled to the immediate return of the Earnest Money, or (b) enforce specific performance of this Agreement. In no event shall Seller be liable to Purchaser for any actual, punitive, speculative, consequential or other damages of any kind.

         8.2 Breach by Purchaser. If Purchaser breaches this Agreement, Seller may, as Seller's sole remedy and relief hereunder, either (a) terminate this Agreement and thereupon be entitled to receive the Earnest Money as liquidated damages (and not as a penalty), or (b) enforce specific performance of this Agreement. Seller and Purchaser have made the above provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and that these sums represent reasonable compensation to Seller for such breach.

         8.3 Return/Delivery of Earnest Money. In the event the Earnest Money is resumed to the Purchaser, as provided in Section 8.1 above, or delivered to the Seller, as provided in Section 8.2 above, upon the return or delivery of the same, the parties hereto shall have no further rights, obligations or liabilities with respect to each other hereunder, except for the obligations specified in Section 4.2, Section 4.3 and Section 10.2 hereof.

9.       FUTURE OPERATIONS

         9.1 Future Operations. From the date of this Agreement until the Closing or earlier termination of this Agreement, Seller will (a) keep and maintain the Property in substantially the same condition as of the date of this Agreement, reasonable wear and tear excepted, and (b) promptly advise Purchaser of any litigation, arbitration or administrative hearing concerning the Property arising or threatened of which Seller has written notice.

         9.2 Trade Fixtures and Equipment. Purchaser acknowledges that Seller is currently using the Property as a banking facility. Prior to the Closing or, in the event Seller leases back the Property from Purchaser, prior to vacating the Property, Seller shall be entitled, at Seller's option, to remove from the Property all trade fixtures, equipment, furniture, appliances, supplies, records, documents, cash, coin, and other items of moveable personal property relating to the operation of

Seller's business that may be situated upon the Property (including, without limitation, all safes, vaults, vault doors, signage, pylons, alarms and security equipment, auxiliary generators, cubicles and removable partitions, computers and computer-related equipment, telecommunication equipment, halon systems, draperies, and decorations) and such items removed by Seller shall be excluded from the Improvements and Tangible Personal Property to be conveyed hereunder and shall remain the property of Seller. Seller shall have no obligation repair any damage to the Property caused by the removal of such items, and Purchaser shall accept the Property in its then-existing condition at the Closing; provided, however, Seller shall use its best efforts to minimize any such damage to the Property caused by the removal of such items.

         9.3 Restrictive Covenant. Purchaser shall not use or permit the Property to be used by any person or entity for "retail banking purposes" (the "Use Restriction") for a period of sixty (60) days after the lease is terminated (the "Restricted Period"). The term "retail banking purposes" shall include, without limitation, receiving deposits or making loans to the general public, whether done by a state bank, national bank, savings and loan association, credit union or other entity, whether by walk-up or drive-in teller facility or otherwise. In addition, during the Restricted Period: (i) there shall be no signage or advertising of any type placed or permitted upon any portion of the Property that relates to a financial institution, including Purchaser (the "Signage Restriction"), and (ii) there shall be no public announcements, advertising, solicitations, business development, notices or other publications relating in any manner to the present or future operation of a financial institution, including Purchaser, upon the Property (the "Advertising Restriction"). In the event of a violation of any of the aforesaid Restrictions, Seller shall be entitled to pursue all remedies available at law or in equity, including, without limitation, injunctive relief. In addition, Seller shall be entitled to recover from Purchaser liquidated damages in the amount of $2,000.00 per day for any violation of the Use Restriction or Signage Restriction and $25,000.00 for each and every violation of the Advertising Restriction. The parties recognize and acknowledge that the foregoing liquidated damages are reasonable and do not constitute a penalty and are being imposed due tot he difficulty of calculating the actual damages that would result from a violation of these Restrictions. In the event of any ligation relating to the enforcement of the provisions contained in this Section, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees. The provisions contained in this Section 9.3 shall survive the Closing.

         9.4 Leaseback. Seller shall have the option of leasing the entire Property back from Purchaser for the continued operation of Seller's branch banking facility. If Seller, in its sole discretion, elects to lease the entire Property back from Purchaser, Seller shall within fifteen (15) days after the Effective Date of this Agreement deliver to Purchaser Seller's standard form lease agreement to be executed at Closing which shall contain terms and conditions acceptable to Seller and shall terminate no later than November 30, 1998, provided that Seller may terminate the lease upon twenty-four (24) hours prior notice to Purchaser, at a base rental rate equal to an eight percent (8%) per annum cost of money on the sales price. In the event Seller and Purchaser cannot agree on a lease acceptable to both parties, on or before twenty-five
(25) days after the Effective Date of this Agreement, Seller shall have the option of terminating this Agreement, whereupon the Earnest

Money shall be refunded to Purchaser and the parties shall have no further obligations under this Agreement except with respect to the obligations specifically set forth herein.

10.      MISCELLANEOUS

         10.1 Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other under this Agreement, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (i) personally delivered to the intended recipient; (ii) three (3) business days after having been sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below;
(iii) delivered in person to the address set forth below for the party to whom the notice was given; (iv) at noon of the business day next following after having been deposited into the custody of a nationally recognized overnight delivery service such as Federal Airborne Express, addressed to such party at the address specified below; or (v) immediately if sent during regular business hours or at 8:30 am. local time on the next business day next following an after-hours, weekend or holiday notice sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Any notice sent as required by this section and refused by recipient shall be deemed delivered as of the date of such refusal. For purposes of this Section 10.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

IF TO SELLER:             NationsBank, N.A.
                          400 North Ashley Drive (FL1-010-08-01)
                          Tampa, Florida 33602
                          Attention: Monica Ammann, SVP
                          Telephone: (813) 224-5176
                          Fax: (813) 224-3620

WITH A COPY TO:           NationsBank, N.A.
                          400 North Ashley Drive (FLI-010-15-02)
                          Tampa, Florida 33602
                          Attention: Claire Bailey Carraway, Esquire
                          Telephone: (813) 224-5995
                          Fax: (913) 224-5075

IF TO PURCHASER:          Stanley J. Lieberfarb, Trustee U/T/A of 8/12/98
                          4001 North Tamiami Trail, suite 330
                          Naples, Florida 34103
                          Telephone: (941) 649-4900
                          Fax: (941) 649-0823

WITH A COURTESY COPY TO:
                        ---------------------------
                        ---------------------------
                        ---------------------------
                        ---------------------------
                        Telephone:
                                  -----------------
                        Fax:
                            -----------------------

IF TO ESCROW AGENT:     Roetzel & Andress, a Legal Professional Association
                        2080 McGregor Boulevard, Third Floor
                        Fort Myers, Florida 33901
                        Attention:  Steven W. Hubbard, Esquire
                        Telephone: (941) 337-3850
                        Fax: (941) 337-0790

         10.2 Restate Estate Commissions. Seller agrees to pay Lincoln Property Company Commercial Service Enterprises, Inc., ("Broker") upon the closing of the transaction contemplated hereby, and not otherwise, a cash commission in accordance with a separate agreement between Seller and Broker. Purchaser agrees to pay any commission due Purchaser's broker, if applicable. Purchaser acknowledges that Seller has no obligations, either express or implied, to Purchaser's broker and that this Agreement shall not create any privity of contract between Seller and Purchaser's broker.

                  As used herein, "Acquisition Fees" shall mean all fees paid to any person or entity in connection with the selection and purchase of the Property including real estate commissions, selection fees, nonrecurring management and startup fees, development fees or any other fee of similar nature. Seller and Purchaser each hereby agree to indemnify and hold harmless the other from and against any and all claims for Acquisition Fees or similar charges with respect to this transaction, arising by, through or under the indemnifying party, and each further agrees to indemnify and hold harmless the other from any loss or damage resulting from an inaccuracy in the representations contained in this Section 10.2. This indemnification agreement of the parties shall survive the Closing.

         10.3 Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and other are no oral or written agreements between the parties, nor any representations made by either party relative to the subject mater hereof, which are not expressly set forth herein.

         10.4 Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

         10.5 Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

         10.6 Time of Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Florida, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         10.7 Governing Law. This Agreement shall be governed by the laws of the State of Florida and the laws of the United States pertaining to transactions in such State. All of the parties to this Agreement have participated freely in the negotiation and preparation hereof; accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

         10.8 Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns. Purchaser shall not assign Purchaser's rights under this Agreement without the prior written consent of Seller.

         10.9 Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision" had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal invalid, or unenforceable provision or by its severance from this Agreement.

         10.10 Attorneys' Fees. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees, paralegal fees and cost incurred in such suit at trial, appellate, bankruptcy and/or administrative proceedings.

         10.11 Multiple Counterparts and Facsimile Execution. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged. A facsimile copy of this Agreement and any signatures thereon shall be considered for all purposes as originals.

         10.12 Date of this Agreement. As used in this Agreement, the terms "date of this Agreement" or "date hereof" shall mean and refer to the date on which Seller executes this Agreement.

         10.13 Exhibits. The following exhibits are attached to this Agreement and are incorporated into this Agreement and made a part hereof.

               (a) Exhibit A, the Land;
               (b) Exhibit B, the Escrow Agreement;

               (c) Exhibit C, the Deed; and
               (d) Exhibit D, the Bill of Sale.

         10.14 Authority. Each party hereto represents and warrants to the other that the execution of this Agreement and any other documents required or necessary to be executed pursuant to the provisions hereof are valid, binding obligations and are enforceable in accordance with their terms.

         10.15 Recordation; Publicity. Neither this Agreement nor any memorandum or other summary of this Agreement shall be placed of public record under any circumstances except with the prior written consent of the Seller and the Purchaser. In addition, from and after the effective date of this Agreement, whether this Agreement is closed or terminated, neither Purchaser nor Seller shall make or permit to be made any announcements or press releases concerning the existence of this Agreement, the terms of the purchase of the Property or any other information concerning this Agreement or the transaction contemplated herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by persons duly empowered to bind the parties to perform their respective obligations

                                SELLER:
                                NATIONSBANK, NA,
                                a national banking association


                                By:
                                   -----------------------------------------

                                Print Name:  Monica L. Ammann
                                             -------------------------------

                                Title:   Senior Vice President
                                       -------------------------------------


                                Date:
                                     ---------------------------------------

                                PURCHASER:


                                By:
                                   -----------------------------------------

                                Print Name:  Stanley J. Lieberfarb, Trustee
                                             -------------------------------

                                             U/T/A dated August 12, 1998
                                            --------------------------------


                                Date:
                                     ---------------------------------------

                    ACKNOWLEDGMENT AND AGREEMENT BY THE AGENT


         The undersigned joins in execution of this Agreement for the purpose of representing and warranting to Purchaser and Seller that the undersigned (i) is a duly licensed real estate broker under the real estate licensing act(s) of the State of Florida and any applicable regulations, (ii) is duly authorized to earn and receive a commission in connection with the transaction evidenced by this Agreement, and (iii) acknowledges and agrees to the terms and provisions of
Section 10.2 hereof, including, without limitation, the entitlement to commission only accruing upon a final closing of the transaction. The undersigned shall indemnify and hold Purchaser and Seller harmless from any loss, liability, damage, cost or expense (including attorneys' fees) resulting by reason of a breach of the representations and warranties made herein.

                                LINCOLN PROPERTY COMPANY
                                COMMERCIAL SERVICE ENTERPRISES, INC.


                                By:
                                   ----------------------------

                                Print Name:    Chuck Dunn
                                            -------------------


                                Title:    Senior Vice President
                                       ------------------------

                                Date:
                                       ------------------------

                                    EXHIBIT A

                                     (Land)

That land located at 3401 N. Tamiami Trail, Collier County, Florida.










       (Legal Description to be verified by title commitment and survey.)

                                    EXHIBIT B

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT made and entered into as of the ___ day of _________, 1998, by and among NATIONSBANK, N.A., A NATIONAL BANKING ASSOCIATION ("Seller"); STANLEY J. LIEBERFARB, TRUSTEE, U/T/A AUGUST 12, 1998 ("Purchaser"); and Roetzel & Andress, a Legal Professional Association ("Escrow Agent").

                              STATEMENT OF PURPOSE

         Seller and Purchaser have entered into a Purchase and Sale Agreement dated ___________, 19___, for the sale and purchase of a certain tract of land located in Collier County, Florida, as more particularly described in the Purchase and Sale Agreement (the "Property"). Purchaser and Seller desire to have the Escrow Agent hold the Earnest Money as required under the Purchase and Sale Agreement in escrow pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Appointment. Purchaser and Seller hereby appoint Roetzel & Andress, a Legal Professional Association, as Escrow Agent hereunder.

         2. Earnest Money Deposit. Purchaser has delivered and deposited with Escrow Agent the amount of $125,000.00 representing the Earnest Money as required by the Purchase and Sale Agreement. The Escrow Agent agrees to immediately deposit said funds in an account at a local banking institution in Lee County, the accounts of which are insured by the FDIC, and to hold and disburse said funds, and any interest earned thereon (together the "Earnest Money") as hereinafter provided.

         3. Instructions. Upon written notification from Purchaser and Seller that the sale contemplated is to be consummated, Escrow Agent shall deliver the Earnest Money at Closing by wire transfer to Seller to be applied to the purchase price for the benefit of Purchaser, unless otherwise instructed by the parties hereto. Upon written notification from both Purchaser and Seller that the contemplated sale shall not take place, Escrow Agent shall deliver the Earnest Money to Purchaser or to Seller, as directed, or as otherwise instructed by the parties hereto.

         4. Duties of Escrow Agent/Exculpation. Purchaser and Seller agree that in performing any of its duties under this Agreement, Escrow Agent shall not be liable for any loss, costs or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, costs or damage arising out of its willful default or negligence. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or admitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities, or (b) to any action taken or admitted to be taken in reliance upon any document, including any written notice of instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

         5. Indemnification. Purchaser and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all loses, claims, damages, liabilities and expenses, including without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon or incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder, unless such losses, claims, damages, liabilities and expenses are the result of Escrow Agent's willful default or negligence in performing its obligations hereunder.

         6. Disputes. In an event of dispute between any of the parties hereto, sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction all money or property held by it under the terms of this Agreement, together with such legal pleadings as it deems appropriate and thereupon be discharged.

         IN WITNESS HEREOF, the undersigned have caused this instrument to be duly executed and sealed as of the day and year first above written.

                                SELLER:
                                NATIONSBANK, NA,
                                a national banking association


                                By:
                                     --------------------------

                                Print Name:    Monica L. Ammann
                                            -------------------

                                Title:    Senior Vice President
                                       ------------------------
                                Date:
                                     --------------------------

                            PURCHASER:


                            By:
                               ------------------------------------------------

                            Print Name:  Stanley J. Lieberfarb, Trustee
                                       ----------------------------------------
                                         U/T/A dated August 12, 1998
                                       ----------------------------------------

                            Date:
                                 ----------------------------------------------


                            ESCROW AGENT:
                            Roetzel & Andress, a Legal Professional Association


                            By:
                               ------------------------------------------------

                            Print Name:    Steven W. Hubbard
                                       ----------------------------------------

                            Title:    Partner
                                   --------------------------------------------

                            Date:
                                 ----------------------------------------------